HANSEN, BARNETT & MAXWELL
        A Professional Corporation
       CERTIFIED PUBLIC ACCOUNTANTS

             (801) 532-2200
         Fax (801) 532-7944

       345 East Broadway, Suite 200
       Salt Lake City, Utah 84111- 2693

      Member of AICPA Division of Firms
               Member of SECPS
        Member of Summit International
                  Associates



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Terra Systems, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated July 31, 2000, with respect to the consolidated financial statements of Terra Systems, Inc. and Subsidiary as of June 30, 2000 (unaudited), December 31, 1999 and 1998, and for the periods then ended, included in this Registration Statement on Form 10-SB.




HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
August 25, 2000